EXHIBIT 5.1
[Letterhead of Pepper Hamilton LLP]
May 30, 2007
Neose Technologies, Inc.
102 Rock Road
Horsham, PA 19044

Re:	Registration Statement on Form S-8 relating to the Neose Technologies, Inc. 2004 Equity Compensation Plan
Dear Sir/Madam:
          Reference is made to a Registration Statement on Form S-8 of Neose Technologies, Inc. (the “Company”) which is being filed with the Securities and Exchange Commission on the date hereof (the “Registration Statement”).
          The Registration Statement covers an aggregate of 1,500,000 shares of Common Stock, $.01 par value per share, of the Company (the “Shares”), issuable by the Company pursuant to awards available for grant under the Company’s 2004 Equity Incentive Plan (the “2004 Plan”).
          We have examined the Registration Statement, including the exhibits thereto, the Company’s Fourth Amended and Restated Certificate of Incorporation and Second Amended and Restated By-Laws as currently in effect, the 2004 Plan, certain resolutions of the Board of Directors and stockholders of the Company, and such other documents as we have deemed appropriate. In the foregoing examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the authenticity of all documents submitted to us as copies of originals.
          Based upon the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the terms of the 2004 Plan and any underlying award agreements or letters will be validly issued, fully paid and non-assessable.
          Our opinion is limited to the General Corporation Law of the State of Delaware, as amended, including the statutory provisions and all applicable provisions of the Delaware

Neose Technologies, Inc.

May 30, 2007
Constitution and reported judicial decisions interpreting these laws and the federal securities laws each as in effect on the date hereof.
          We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.
Sincerely,
/s/ Pepper Hamilton LLP
PEPPER HAMILTON LLP